UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation		Identification No.)

233 North Michigan, 22nd Floor, Chicago, Illinois  60601

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On May 25, 2006, Click Commerce, Inc. (the “Company”) announced the completion of the repurchase of shares pursuant to a Share Repurchase Agreement (the “Share Repurchase Agreement”) with Elance, Inc. (“Elance”), dated May 25, 2006. The repurchased shares were issued on February 8, 2006, as part of the consideration for the Company’s acquisition of certain business assets from Elance. Under the acquisition agreement, the Company had agreed to register such shares for sale. Pursuant to the terms of the Share Repurchase Agreement, the Company repurchased 420,123 shares of the Company’s common stock for a purchase price of $19.00 per share, or $7,982,337 in the aggregate.

The Company financed the repurchase of such shares through the use of a portion of its available cash and cash equivalents.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the Share Repurchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01                Regulation FD Disclosure.

On May 25, 2006, the Company issued a press release announcing the repurchase of shares issued to Elance in connection with the acquisition of certain assets from Elance. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                Financial Statements and Exhibits

(d)                                           Exhibits

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated May 25, 2006, by and among Click Commerce, Inc. and Elance, Inc.

99.1	Press release issued by Click Commerce, Inc. on May 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: May 26, 2006
/s/ John M. Tuhey
Name: John M. Tuhey
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated May 25, 2006, by and among Click Commerce, Inc. and Elance, Inc.

99.1	Press release issued by Click Commerce, Inc. on May 25, 2006.